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                                                                     EXHIBIT 8.3



                          [OGILVY RENAULT LETTERHEAD]



                                                  March 28, 2001

Royal Bank of Canada
Royal Bank Plaza
200 Bay Street
Toronto, Ontario
M5J 2J5

Dear Sirs and Mesdames:

         You have requested our opinion with respect to certain Canadian federal income tax consequences applicable to a person who acquires common shares, without par value, (the "Shares") of Royal Bank of Canada (the "Bank") to be issued in connection with the proposed transaction in which Centura Banks, Inc. (the "Company") will merge (the "Merger") with and into a newly-formed wholly-owned subsidiary of Royal Bank of Canada. The Canadian federal income tax consequences to which our opinion relates are set forth in the Proxy Statement/Prospectus included in the Registration Statement on Form F-4 filed by the Bank in connection with the Shares to be issued in the Merger.

         Subject to qualifications and limitations stated therein, we are of the opinion that the statements made in the Proxy Statement/Prospectus under the heading "Taxation - Certain Canadian Federal Income Tax Consequences", insofar as they purport to constitute summaries of matters of Canadian federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Taxation - Certain Canadian Federal Income Tax Consequences" in the Proxy Statement/Prospectus. Such consent is given without us admitting that we are "experts" within the meaning of the Act or the rules or regulations of the

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[OGILVY RENAULT LETTERHEAD]


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Securities and Exchange Commission thereunder with respect to any part of the
Registration Statement.

                                       Yours truly,


                                       /s/ OGILVY RENAULT